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                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Western Bancorp:

We consent to the incorporation by reference in the registration statement on Form S-8 of Western Bancorp related to its 401(K) Plan of:

(1) Our report dated February 24, 1997 on the consolidated financial statements of Monarch Bancorp as of and for the year ended December 31, 1996 included in the 1996 annual report on Form 10-KSBA of Monarch Bancorp;

(2) Our report dated June 4, 1997, with respect to the supplemental consolidated balance sheets of Western Bancorp as of December 31, 1996 and 1995 and the related supplemental consolidated statements of earnings, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996 which report appears in Western Bancorp's Current Report on Form 8-K filed July 17, 1997. Our report, dated June 4, 1997, contains explanatory paragraphs indicating that: (i) We did not audit the 1996 supplemental consolidated financial statements of California Commercial Bankshares. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for California Commercial Bankshares in the 1996 consolidated financial statements of Western Bancorp, is based on the report of the other auditors; (ii) The consolidated balance sheet of Western Bancorp (formerly Monarch Bancorp) as of December 31, 1995, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995 were audited by other auditors; (iii) Separate consolidated financial statements of California Commercial Bankshares also included in the 1995 and 1994 supplemental consolidated financial statements were audited by other auditors; and (iv) We also audited the combination of the consolidated balance sheets as of December 31, 1995, and the combination of the related statements of operations, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995, after restatement for the pooling-of-interests; and

(3) Our report, dated October 10, 1997, with respect to the supplemental consolidated balance sheets of Western Bancorp as of December 31, 1996 and 1995 and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996 which report appears in Western Bancorp's Current Report on Form 8-K filed October 24, 1997. Our report, dated October 10, 1997, contains explanatory paragraphs indicating that: (i) We did not audit the 1996 consolidated financial statements of California Commercial Bankshares. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for California Commercial Bankshares in the 1996 supplemental consolidated financial statements of Western Bancorp, is based on the report of the other auditors; (ii) We did not audit the 1996 consolidated financial statements

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statements of SC Bancorp. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for SC Bancorp in the 1996 supplemental consolidated financial statements of Western Bancorp, is based on the report of the other auditors; (iii) The consolidated balance sheet of Western Bancorp as of December 31, 1995, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995 were audited by other auditors; (iv) Separate consolidated financial statements of California Commercial Bankshares also included in the 1995 and 1994 supplemental consolidated financial statements were audited by other auditors; (v) Separate consolidated financial statements of SC Bancorp also included in the 1995 and 1994 supplemental consolidated financial statements were audited by other auditors; (vi) The supplemental consolidated financial statements give retroactive effect to the acquisition of SC Bancorp on October 10, 1997, which has been accounted for as a pooling-of-interests. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. The supplemental consolidated financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Western Bancorp and subsidiaries after financial statements covering the date of consummation of the business combination with SC Bancorp are issued; and (vii) We also audited the combination of the consolidated balance sheet as of December 31, 1995 and the combination of the related statements of operations, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995, after restatement for the pooling-of-interests.

                                       /s/ KPMG Peat Marwick LLP


Los Angeles, California
January 20, 1998